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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                         -------------------------------

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE

                         SECURITIES EXCHANGE ACT OF 1934


         Date of report (Date of earliest event reported) June 29, 2005


                               Intelligroup, Inc.
               --------------------------------------------------
               (Exact Name of Registrant as Specified in Charter)


         New Jersey                     0-20943                 11-2880025
----------------------------    ------------------------   --------------------
(State or Other Jurisdiction    (Commission File Number)      (IRS Employer
      of Incorporation)                                     Identification No.)


499 Thornall Street
Edison, New Jersey                                                 08837
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(Address of Principal Executive Offices)                         (Zip Code)


                                 (732) 590-1600
                         -------------------------------
                         (Registrant's telephone number,
                              including area code)



         -------------------------------------------------------------
         (Former Name or Former Address, if Changed Since Last Report)


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ITEM 1.01. Entry into a Material Definitive Agreement.

Prithviraj Employment Agreement

         Effective July 1, 2005, Intelligroup, Inc. (the "Company") entered into a two year employment agreement ("Agreement") with Ranjit Prithviraj ("Executive"), pursuant to which Mr. Prithviraj will be promoted to the position of Chief Operating Officer for the Company's subsidiary, Intelligroup Asia Pvt. Ltd.

         The Agreement provides for, among other things, (i) an annual base salary equivalent of INR 8,155,000; (ii) a potential annual bonus in the amount of up to fifty percent of such base salary subject to the Executive meeting certain objectives to be agreed upon between the Company and Executive; (iii) confirmation of the two stock option grants of 100,000 shares each awarded on June 1, 2005; (iv) expense reimbursement in amount not to exceed $15,000 each year for personal travel between India and the United States; (v) that upon the effectiveness of a Change in Control (as defined in the Agreement): (a) option vesting shall be accelerated by twelve (12) months for all the remaining options, to the extent not vested and exercisable, and (b) in the event the Company terminates Executive's employment or changes the Executive's role (as defined in the Agreement) all remaining options, to the extent not vested and exercisable, shall become fully vested and exercisable; (vi) continuation of base salary payments for twelve (12) months in the event the Company terminates the Executive's employment for any reason other than cause (as defined in the Agreement); and (vii) reimbursement of relocation expenses incurred by the Executive in an amount not to exceed $15,000.

         The foregoing description of the Agreement is qualified in its entirety by reference to such document. A copy of this Agreement is filed as Exhibit 10.1 to this Form 8-K.

Misvaer Separation Agreement

         On June 29, 2005, the Company entered into a separation agreement ("Separation Agreement") with Christian Misvaer, the Company's General Counsel and Corporate Secretary.

         The Separation Agreement provides for, among other things, (i) the resignation in good standing of Mr. Misvaer from his position, including all roles held with the Company and any subsidiaries, effective July 1, 2005; (ii) the retention of Mr. Misvaer on an independent contractor basis through a third party corporation to provide continuing services during a transition period, and
(iii) the continuation of the rights and obligations contained in the Employment Agreement, Indemnification Agreement and Standard Employee Terms entered into on March 24, 2004 to the extent such rights and obligations expressly survive the employee's resignation.

         The foregoing description of the Separation Agreement is qualified in its entirety by reference to such document. A copy of the Separation Agreement is filed as Exhibit 10.2 to this Form 8-K.

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Independent Contractor Agreement

         Effective July 1, 2005, the Company entered into an Independent Contractor Agreement with Pontus, Inc. for the purposes of retaining Mr. Misvaer to provide certain legal department support services.

         The Independent Contractor Agreement provides for, among other things,
(i) a monthly payment of $7,200 for a minimum of twenty (20) hours per week;
(ii) a potential payment of $90 per hour for each hour worked in excess of twenty (20) hours per week; (iii) a guaranteed performance bonus of $36,000; and
(iv) a contract term of three months, with a Company option to extend for an additional three months.

         The foregoing description of the Independent Contractor Agreement is qualified in its entirety by reference to such document. A copy of this Independent Contractor Agreement is filed as Exhibit 10.3 to this Form 8-K.

ITEM 8.01.  Other Items.

         Effective July 1, 2005, Mr. Misvaer resigned from his position with the Company to pursue an opportunity to start another company. Mr. Misvaer has agreed to perform certain legal department support functions for the Company on a part-time basis for a transition period of three to six months in accordance with the terms of the aforementioned Independent Contractor Agreement.

ITEM 9.01.  Financial Statements and Exhibits.

(c) Exhibits.

         Exhibit 10.1 - Employment Agreement between Company and Ranjit Prithviraj.

         Exhibit 10.2 - Separation Agreement between Company and Christian Misvaer.

         Exhibit 10.3 - Independent Contractor Agreement between Company and Pontus, Inc.


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                                   SIGNATURES

    Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                     INTELLIGROUP, INC.

                                     By: /s/ Madhu Poomalil
                                         -------------------------------------
                                     Name: Madhu Poomalil
                                     Title: Chief Financial Officer


Date: July 5, 2005